UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BROOKFIELD PROPERTY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

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Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

73 Front Street, 5th Floor Hamilton, Bermuda	HM 12
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Limited Partnership Units	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Brookfield Property Partners L.P. (the “Registrant”) is filing this Form 8-A in connection with the transfer of the listing of its limited partnership units (the “Units”) from the New York Stock Exchange to the NASDAQ Global Select Market of the NASDAQ Stock Market LLC.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Units of the Registrant to be registered hereunder, reference is made to the information set forth under the captions Item 10.B., “Memorandum and Articles of Association – Description of Our Units and Our Limited Partnership Agreement” and Item 10.E, “Taxation” in the Registrant’s annual report on Form 20-F for the year ended December 31, 2016, which information is incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits in Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROOKFIELD PROPERTY PARTNERS L.P. by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

Date: November 15, 2017	By:	/s/ Jane Sheere
Name: Jane Sheere Title: Secretary